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                                                                   EXHIBIT 10.15

                              SECOND AMENDMENT TO
                              -------------------
                          BUSINESS PURCHASE AGREEMENT
                          ---------------------------

     This second Amendment to Business Purchase Agreement (the "Second Amendment") is entered into by and among Friede & Goldman, Ltd., a Mississippi corporation, formerly known as J. L. Holloway Holdings, Inc. ("Buyer"), J. L. Goldman Associates, Inc., a Louisiana corporation, formerly known as Friede & Goldman, Ltd. ("Seller"), and Jerome L. Goldman, an individual resident of the State of Louisiana ("Shareholder").

     WHEREAS, Buyer, Seller and Shareholder (collectively referred to herein as the "Parties" and individually as a "Party") executed that certain Business Purchase Agreement dated November 22, 1996 (the "Agreement"), and that certain Amendment to Business Purchase Agreement dated December 3, 1996 (the "First Amendment"); and

     WHEREAS, the Parties have agreed to certain additional amendments to the Agreement which each Party acknowledges and agrees will benefit that Party.

     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in the Agreement, the First Amendment and in this Second Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                I.  DEFINITIONS
                                    -----------

     All capitalized terms used in this Second Amendment shall have the same definitions as set forth in the Agreement, unless otherwise defined herein.
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                          II.  AMENDMENTS TO AGREEMENT
                               -----------------------

     1. Section 7(a) Market Share Payments, as amended by the First Amendment, is hereby amended by the deletion of that Section in its entirety and the substitution of the following provisions as Section 7(a):

          (a) Market Share Payments. Buyer anticipates that its strongest market for sales of its designs will be new-build independent leg Jack-up or semi-submersible drilling units ("Drilling Units") ordered by a domestic (U.S.A. headquartered) drilling company, excluding any domestic drilling company, its subsidiaries or affiliates, that builds its own Drilling Units pursuant to a design which it owns ("Domestic Drillers"). Therefore, for a period of ten (10) years beginning with the Closing Date (the "Guaranty Period"), Buyer guarantees that for the three (3) year period ending with the third anniversary of the Closing Date and for each three year period thereafter ending with the fourth through the tenth anniversaries of the Closing Date (each such three year period shall be referred to as a "Construction Period"), twenty percent (20%) of all new-build Drilling Units ordered by Domestic Drillers whose keels are laid during a Construction Period shall be constructed pursuant to the Vessel Designs or designs subsequently created or developed by Buyer.
               In the event Buyer fails to attain an average twenty percent (20%) of such new-build Drilling Unit market in any Construction Period, Buyer shall pay Seller the sum of $300,000.00 for each Drilling Unit design sale by which Buyer is short of the twenty percent (20%) goal up to a maximum payment from Buyer to Seller of $1,000,000.00 for any Construction Period in which the required market share is not attained. The sum required to be paid to Seller shall be paid by Buyer within ninety (90) days following the end of any Construction Period in which the required market share is not attained. Buyer will maintain an aggressive worldwide marketing staff to assure the market share necessary to make the sales required herein. Within sixty (60) days following the end of any Construction Period, Buyer shall notify seller as to whether or not the required market share was obtained by Buyer during the preceding Construction Period along with proof of Buyer's sales in support thereof.

     2. Section 7(b) Indexing of Payments is hereby amended by the deletion of that Section in its entirety and the substitution of the following provisions as
Section 7(b):

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          (b)  The payment from Buyer to Seller described in Section 7(a) above shall be increased on the first anniversary of the Closing Date and on each subsequent anniversary thereof within the Guaranty Period as follows: Buyer shall calculate the percentage increase in the Consumer Price Index for All Urban Consumers-U.S. City Average for All Items (unadjusted for seasonal change) published by the Bureau of Labor Statistics of the United States Department of Labor (the "Index") using the Index for the month in which the Closing occurs as the Base Index number and the Index for the same month of each subsequent year during the Guaranty Period as the then current Index number. The current Index number shall be divided by the Base Index number. From the quotient thereof, there shall be subtracted the integer one (1) and any resulting positive number shall be deemed to be the percent of increase in the cost of living. The percentage of increase in the cost of living multiplied by the payment from Buyer to Seller described in Section 7(a) above shall be the increase required to be determined by this Section.

               required to be determined by this Section.

     3.   Section 10(d) Default is hereby amended by the deletion of that
Section in its entirety and the substitution of the following provisions as
Section 10(d):

          (d) Default. In the event Buyer fails to make full payment of those sums required to be paid to seller pursuant to the provisions of
          Section 6 Post-Closing Fees and Section 7 Market Share and such failure shall continue for a period of sixty (60) days following written demand from Seller to Buyer for payment, Buyer shall then be in default hereunder (the "Default Date") and the Assets, as they exist on the Default Date, with the exception of the corporate name "Friede & Goldman, Ltd.,"and any and all variations and uses of the name as more fully defined below, shall be transferred to Seller and all provisions of this Agreement, the Noncompetition Agreement and the Consulting Agreement shall terminate as of the Default Date. In the event of a default as defined above, Buyer shall, nevertheless, retain the full and complete title to, ownership of and right to use the corporate name or trade name "Friede & Goldman, Ltd.", any and all variations and uses of the name Friede & Goldman and all trademarks, logos, labels and other distinctive marks, badges or insignias associated with such name, whether or not registered, and the goodwill of Seller associated with such names or marks, including, but not limited to, the trademark set forth on Schedule 1(a)(ii) to this Agreement.

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                              III. MISCELLANEOUS
                                   -------------

     1. Continuation of Agreement. Except as modified or amended by the First Amendment or this Second Amendment, each and every provision of the Agreement shall continue in full force and effect.

     2. Counterparts. This second Amendment may be executed in multiple counterparts, each with multiple signatures pages, and each counterpart shall constitute one and the same agreement and shall be fully effective to bind the Parties.

     WITNESS THE SIGNATURES of the Parties this the _____ day of May, 1997.

                              BUYER:

                              FRIEDE & GOLDMAN, LTD.
                              (formerly J. L.  Holloway Holdings, Inc.)


                              By:_________________________________________
                                    J. L. HOLLOWAY, CHAIRMAN OF THE
                                    BOARD OF DIRECTORS

                              SELLER:

                              J. L. GOLDMAN ASSOCIATES, INC.
                              (formerly Friede & Goldman, Ltd.)


                              By:_________________________________________
                                    JEROME L. GOLDMAN, CHAIRMAN OF
                                    THE BOARD OF DIRECTORS


                              SHAREHOLDER:


                              ____________________________________________
                              JEROME L. GOLDMAN

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